As Filed with the Securities and Exchange Commission on December 12, 2023

Registration No. 333-262658

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Grab Holdings Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Media Close, #01-03/06
Singapore 138498
(Address of Principal Executive Offices)

Second Amended and Restated 2021 Equity Incentive Plan
2021 Equity Stock Purchase Plan
(Full title of the Plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary J. Simon
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
(212) 837-6000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer □
Non-accelerated filer □	Smaller reporting company □
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Amendment”) amends the Form S-8 Registration Statement (File No. 333-262658) (the “Initial Filing”) of Grab Holdings Limited (the “Registrant”) to reflect the second amendment and restatement of its 2021 Equity Incentive Plan (the “Second Amended and Restated EIP”), which is filed herewith as Exhibit 10.1 and replaces Exhibit 10.1 of the Initial Filing. No additional securities are being registered. All items have been omitted from this Amendment other than the facing page, this explanatory note, Item 8, the signature page and Exhibit 10.1.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Post-Effective Amendment No. 1. (See Exhibit Index below).

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1*	Second Amended and Restated 2021 Equity Incentive Plan of the Registrant

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Singapore, on December 12, 2023.

Grab Holdings Limited

By: /s/ Anthony Tan
Name: Anthony Tan
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

NAME	POSITION	DATE
/s/ Anthony Tan____ Anthony Tan	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 12, 2023
/s/ Peter Oey______ Peter Oey	Chief Financial Officer (Principal Financial and Accounting Officer)	December 12, 2023
*_________ Tan Hooi Ling	Director	December 12, 2023
*_________ John Rogers	Director	December 12, 2023
*_________ Dara Khosrowshahi	Director	December 12, 2023
*_________ Ng Shin Ein	Director	December 12, 2023
*_________ Oliver Jay	Director	December 12, 2023
*By: /s/ Peter Oey__ Peter Oey Attorney-in-fact

Signature of authorized representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Grab Holdings Limited has signed this registration statement or amendment thereto in the city of Newark, State of Delaware, on December 12, 2023.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director